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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2005, except for the paragraph appearing under "Discontinued Operations" within the "Domestic Generation Projects" section of Note 9, as to which the date is August 31, 2005, relating to the financial statements and financial statement schedule, which appears in PPL Energy Supply, LLC's Current Report on Form 8-K dated August 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 9, 2005